                             DNAPRINT GENOMICS, INC.

                           Performance Stock Agreement

        This Performance Stock Agreement (the "Agreement"), effective as of
November 30, 2001 is made by and between DNAPrint genomics, Inc., a Utah corporation (the "Company"), and Tony N. Frudakis, hereinafter referred to as the "Grantee".

        WHEREAS, The Company wishes to grant shares of the Company's common stock to the subject to certain conditions established by the Company's Board of
Directors;

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                 GRANT OF STOCK

Section 1.1 - Grant of Stock

        In consideration of service to the Company and for good and valuable consideration, the Company grants to the Grantee Thirty Million [30,000,000]
shares of the Company's restricted common stock which equates to an initial value of Six Hundred Thousand Dollars [$600,000] based upon a Two Cent [$0.02]
stock price (the "Performance Shares") in accordance with, and subject to, the terms and conditions of the Plan, and subject to the conditions described below.
The Grantee's rights with respect to the Performance Shares shall be governed by the terms of the Plan.

Section 1.2 - Adjustments in Number of Shares

        In the event that the shares of the Company's common stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of Performance Shares may be equitably adjusted to reflect such changes. Any such adjustment made by the Company's Board of Directors or
Compensation Committee shall be final and binding upon the parties.

                                   ARTICLE II
                                VESTING OF SHARES

Section 2.1 - Resale to the Company

        The Grantee has the right to apply future interests in the discoveries at the time of termination to the removal of Performance Condition Legends for a period of twelve months. At the end of twelve months following Grantee's termination of employment, Grantee has the right for a period of 90 days to have the performance condition removed at a cost to the grantee not to exceed fifty percent of market value on a per share basis. Should grantee not exercise such right, Company will buy back shares at a value of Thirty Thousand Dollars
[$30,000] . Shares will become fully vested and nonforfeitable upon the
Grantee's completion of two (2) years of continuous service for the Company
(including its predecessors), provided the other conditions described in Section
2.2 of this Agreement have been satisfied. If the Grantee's employment terminates before the end of such two (2) year period, the Grantee's interest in the Performance Shares will be forfeited unless, (i) the Grantee's employment with the Company terminates as a result of death or disability, or (ii) the
Board of Directors, in its sole and absolute discretion, waives the conditions of the grant of Performance Shares.

Section 2.2 - Performance Condition

        It shall be a condition to the vesting of the Performance Shares that the
Company, through the efforts of the Grantee, secures a co-commercialization and or co-development partner for the Company's first genomics - based patient classification test. Upon completion of such condition, all performance legends shall be removed from grantee's stock.

Section 2.3 - Issuance of Stock Certificates

        A certificate representing the Performance Shares (or the portion thereof that has vested and become nonforfeitable) will be transferred to the Grantee as soon as practicable after satisfaction of all conditions to the grant.

Section 2.4 - Dividend Rights

        If a cash dividend is declared on shares of the Company's common stock after the performance condition described in Section 2.2 has been satisfied (a
"Condition Satisfaction Date"), but before the Grantee's interest in the
Performance Shares is forfeited or becomes fully vested and nonforfeitable, the
Company will pay the cash dividend directly to the Grantee. If a stock dividend is declared after a Condition Satisfaction Date, but before the Grantee's interest in the Performance Shares is forfeited or becomes fully vested and nonforfeitable, the stock dividend will be treated as part of the grant, and the
Grantee's interest in such stock dividend will be forfeited or become nonforfeitable at the same time as the Performance Shares with respect to which the stock dividend was paid are forfeited or become nonforfeitable. The disposition of each other form of dividend that may be declared after a

Condition Satisfaction Date, but before the Grantee's interest in the
Performance Shares is forfeited or becomes fully vested and nonforfeitable, will be made in accordance with such rules as the Board of Directors may adopt with respect to such dividend.

Section 2.5 - Voting Rights

        The Grantee will be allowed to exercise voting rights with respect to those
Performance Shares that have satisfied the performance condition described in
Section 2.2, even though the Grantee's interest in the Performance Shares has not yet become fully vested and nonforfeitable.

Section 2.6 - Change of Control

        If the Company agrees to sell all or substantially all of its assets or agrees to any merger, reorganization, or other corporate transaction in which its common stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of the Performance Shares, all such Performance Shares will become fully vested and nonforfeitable. In the event of a Change in Control (as defined below), the Board of Directors has the right to take such action with respect to the unvested Performance Shares as the Board deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of shares granted under the Plan while compensating the Grantee for successful economic performance. Furthermore, in the event of such a condition, the Company shall register all vested shares under Form S-8 with the Securities and Exchange Commission. The term "Change in Control" means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person or entity not previously possessing such power, acting alone or in conjunction with others, whether through ownership of stock, by contract or otherwise, or (iii) the acquisition, directly or indirectly, of the power to vote twenty percent (20%) or more of the Company's outstanding common stock by a person, entity or group. Notwithstanding the foregoing, the
Performance Shares will become fully vested and nonforfeitable in the event of
(a) any tender or exchange offer for the Company's common stock accepted by a majority of the shareholders of the Company, or (b) the death of the Company's
Chairman, President or Chief Executive Officer, and the subsequent sale by his/her estate, his/her wife/husband, his/her lineal descendants, any trust created for his/her benefit during his/her lifetime, or any combination of the foregoing of the shares owned prior to his/her death.

                                   ARTICLE III
                                  MISCELLANEOUS

Section 3.1 - Administration

        The Board of Directors shall have the power to interpret this Agreement and to adopt such rules for administration, interpretation and application of the
Agreement as are consistent with the Plan and to interpret such rules. All actions taken and all interpretations and determinations made by the Board of
Directors in good faith shall be final and binding upon the Grantee, the Company and all interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or any similar agreement to which the
Company is a party.

Section 3.2 - Grants Not Transferable

        Neither the Performance Shares nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgement, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)
and any attempted disposition thereof shall be null and void and of no effect;
provided, however, that this Section 3.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 3.3 - Withholding

        The Grantee hereby consents to whatever action the Board of Directors deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Board deems applicable to the Performance Shares.

Section 3.4 - Notices

        Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Grantee shall be addressed to the address given beneath the
Grantee's signature below. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee shall, if the
Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of his/her status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a United States postal receptacle.

Section 3.5 - Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 - Disposition

        Upon receipt of any of the Performance Shares as a result of the satisfaction of all conditions to the Grant, the Grantee shall, if requested by the Company, hold such Performance Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. The Grantee shall give prompt notice to the Company of any disposition or other transfer of any Performance Shares acquired under this Agreement. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property,

assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

Section 3.7 - Counterparts

        This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one
(1) agreement.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

                                            DNAPRINT GENOMICS, INC.

                                            By:/s/ Carl L. Smith
                                               Carl L. Smith
                                               Chairman

                                            GRANTEE

                                            /s/ Tony Frudakis
                                            Signature

                                            Tony Frudakis
                                            Print Name

                                            President & CEO
                                            Title

                                            900 Cocoanut Avenue
                                            Street Address

                                            Sarasota, FL 34236
                                            City, State, Zip Code